Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements No.'s 333-75904, 333-86871, 333-61905, 333-22499 and 333-43305 on
Form S-8 of our report dated September 13, 2005, except for Note 2, which is as of November 13, 2006 appearing in this Annual Report on Form 10-K of Windswept Environmental Group, Inc. for the year ended June 30, 2006.

/s/ Massella & Associates, CPA, PLLC
Massella & Associates, CPA, PLLC
Syosset, New York
November 13, 2006